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EXHIBIT P.(3).

                                 CODE OF ETHICS

                            TOUCHSTONE ADVISORS, INC.

         Touchstone Advisors, Inc. (the "Advisor") has adopted this Code of Ethics effective as of July 1, 2000, in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

         Rule 17j-1 under the 1940 Act generally prohibits deceitful, fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies. While this Code is designed to prevent violations of Rule 17j-1, it is possible to comply with the terms of this Code and nevertheless violate the general prohibitions set forth in Rule 17j-1. Those persons subject to this Code should, therefore, bear these general prohibitions in mind at all times.

A.       GENERAL STANDARDS OF ETHICAL CONDUCT

         Directors, officers and other Access Persons (as defined in this Code) have a duty at all times to place the interests of the investment companies ("Funds") for which the Advisor acts as investment advisor ahead of their own interests.

         All personal securities transactions of these individuals must be conducted in compliance with this Code and in a manner that avoids any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility to the Advisor and the Funds.

         All activities of these individuals also must be conducted in accordance with the fundamental standard that they may not take any inappropriate advantage of their positions with the Advisor.

B.       STANDARDS OF CONDUCT FOR ACCESS PERSONS

         NOTE:  ACCESS PERSONS INCLUDES ADVISORY PERSONS AND INVESTMENT
PERSONS.

         1.       PROHIBITED PURCHASES AND SALES WHEN A FUND TRADE IS PENDING

              a.  PROHIBITION

                  If an Access Person knows that the Advisor or any other
              investment advisor retained by the Advisor as a sub-advisor, on behalf of any Fund, has placed a "buy" or "sell" order in a Covered Security on a particular day, the Access Person may not purchase or sell, directly or indirectly, the Covered Security or a Related Security on the same day if:

                      - the Access Person has any direct or indirect beneficial ownership in the Covered Security or a Related Security or

                      - the Access Person will acquire any direct or indirect beneficial ownership in the Covered Security or a Related Security by reason of the purchase.

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              b.  EXCEPTIONS

              This prohibition does not apply to:

                      - purchases or sales involving 500 or fewer shares of a Covered Security that is included in the Standard & Poor's 500

                      - purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control

                      - purchases or sales that are non-volitional on the part of the Access Person

                      - purchases that are part of an automatic dividend reinvestment plan

                      -  sales that are part of an automatic withdrawal plan

                      - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer

                      - sales of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer or

                      - purchases or sales that the Compliance Officer approves in writing before the purchase or sale

              c.  APPROVAL BY THE COMPLIANCE OFFICER

                  To obtain approval for a specific transaction, an Access
              Person should contact the Compliance Officer. The Access Person must disclose to the Compliance Officer all factors potentially relevant to a conflict of interest analysis that the Access Person is aware of, including the existence of any substantial economic relationship between his or her transaction and the Fund's transaction.

                  Generally the Compliance Officer will approve a transaction only if:

                      - the transaction is only remotely potentially harmful to the Fund because it would be very unlikely to affect a highly institutional market

                      - the transaction is clearly not economically related to the securities to be purchased or sold by the Advisor or sub-advisor on behalf of the Fund or

                      - the transaction is unlikely to result in any of the abuses described in Rule 17j-1.

         2.       CONFIDENTIALITY

              An Access Person may not reveal to any other person (except in the normal course of his or her duties on behalf of the Advisor) any information about securities transactions of a Fund or securities under consideration for purchase or sale by a Fund.


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C.       STANDARDS OF CONDUCT FOR ADVISORY PERSONS

         NOTE: ADVISORY PERSONS INCLUDES INVESTMENT PERSONS.

         1.       RESTRICTIONS ON SERVING ON BOARDS OF DIRECTORS

              An Advisory Person may not serve on the board of directors of a publicly traded company without prior approval from the Compliance Officer.

         2.       RESTRICTIONS INVOLVING GIFTS

              An Advisory Person may not accept in any calendar year gifts with a value of more than $100 from any person that does business with the Advisor, directly or on behalf of any Fund.

              This prohibition shall not apply to:

                      - an occasional breakfast, lunch, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment that is not so frequent, so costly nor so extensive as to raise any question of impropriety

                      - a breakfast, lunch, dinner, reception or cocktail party in conjunction with a bona fide business meeting or

                      - a gift approved in writing by the Compliance Officer because the character or value of the gift would not raise any question of impropriety

D.                STANDARDS OF CONDUCT FOR INVESTMENT PERSONS

         1.       PROHIBITED PURCHASES AND SALES WITHIN 3 TRADING DAYS OF A
                  FUND TRADE

              a.  PROHIBITION

                  If the Advisor, on behalf of a Client, has executed a trade in a Covered Security, an Investment Person may not purchase or sell, directly or indirectly, the Covered Security or a Related Security within 3 trading days before or after that Client's trade if:

                      - the Investment Person is the portfolio manager for that Client, the research analyst who recommended the trade, or any other person who made or participated in making the recommendation and

                      - the Investment Person has any direct or indirect beneficial ownership in the Covered Security or a Related Security or will acquire any direct or indirect beneficial ownership in the Covered Security or a Related Security by reason of the purchase.

              b.  EXCEPTIONS

                  This prohibition does not apply to:

                      - purchases or sales involving 500 or fewer shares of a Covered Security that is included in the Standard & Poor's 500

                      - purchases or sales effected in any account over which the Investment Person has no direct or indirect influence or control

                      - purchases or sales that are non-volitional on the part of the Investment Person


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                      -  purchases that are part of an automatic dividend
                      reinvestment plan

                      -  sales that are part of an automatic withdrawal plan

                      - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer

                      - sales of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer or

                      - purchases or sales that the Compliance Officer approves in writing before the purchase or sale

              c.  APPROVAL BY THE COMPLIANCE OFFICER

                  To obtain approval for a specific transaction, an Investment
              Person should contact the Compliance Officer. The Investment Person must disclose to the Compliance Officer all factors potentially relevant to a conflict of interest analysis that the Investment Person is aware of, including the existence of any substantial economic relationship between his or her transaction and the Fund's transaction.

                  Generally the Compliance Officer will approve a transaction only if:

                      - the transaction is only remotely potentially harmful to the Fund because it would be very unlikely to affect a highly institutional market

                      - the transaction is clearly not economically related to the securities to be purchased or sold by the Advisor or sub-advisor on behalf of the Fund or

                      - the transaction is unlikely to result in any of the abuses described in Rule 17j-1.

         2.       TRANSACTIONS REQUIRING PRE-CLEARANCE

              a.  IPOS

                  An Investment Person may not acquire, directly or indirectly, beneficial ownership in any security in an Initial Public Offering without express prior approval from the Compliance Officer.

              b.  LIMITED OFFERINGS

                  An Investment Person may not acquire, directly or indirectly, beneficial ownership in any security in a Limited Offering without express prior approval from the Compliance Officer. The Investment Person must disclose his or her investment in the security if he or she takes part in any subsequent decision to invest in any security of the same issuer on behalf of any Fund.


E.                REPORTING

         NOTE: THE REPORTING REQUIREMENTS DESCRIBED IN THIS SECTION APPLY TO ACCESS PERSONS, WHICH INCLUDES ADVISORY PERSONS AND INVESTMENT PERSONS.

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         1.       DUPLICATE CONFIRMATIONS AND STATEMENTS

                  Each Access Person must arrange for duplicate copies of broker trade confirmations and periodic statements of his or her brokerage accounts to be sent to the Compliance Officer.

         2.       HOLDINGS REPORTS

              a.  WHAT INFORMATION MUST BE INCLUDED IN A HOLDINGS REPORTS?

                  Each Access Person must submit written and signed reports
              containing information about each Covered Security in which the Access Person had any direct or indirect beneficial ownership ("Holdings Reports").

                  Each Holdings Report must include the following information:

                      - title of each Covered Security in which the Access Person had any direct or indirect beneficial ownership

                      - number of shares and/or principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership

                      - name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person and

                      -  date the Holdings Report is submitted by the Access
                      Person

                  If an Access Person is not required to report any information on a Holdings Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the Holdings Report is due.

              b. WHEN MUST AN ACCESS PERSON SUBMIT AN INITIAL HOLDINGS REPORT?

                  Each Access Person must submit to the Compliance Officer an
              Initial Holdings Report no later than 10 days after he or she becomes an Access Person. The information included in the Initial Holdings Report must reflect the Access Person's holdings as of the date he or she became an Access Person.

              c. WHEN MUST AN ACCESS PERSON SUBMIT ANNUAL HOLDINGS REPORTS?

                  Each Access Person must submit to the Compliance Officer an
              Annual Holdings Report no later than January 30 of each year. The information included in the Annual Holdings Report must reflect the Access Person's holdings as of the immediately preceding December 31.


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              d. ARE THERE ANY EXCEPTIONS TO THESE REPORTING REQUIREMENTS?

                  An Access Person does not have to include in his or her
              Holdings Reports information about the following securities or accounts:

                      -  direct obligations of the government of the United
                      States

                      -  bankers' acceptances

                      -  bank certificates of deposit

                      -  commercial paper

                      - high quality short-term debt instruments including repurchase agreements

                      -  shares issued by open-end Funds

                      - securities held in any account over which the Access Person has no direct or indirect influence or control and

                      - transactions effected for any account over which the Access Person has no direct or indirect influence or control

         2.       QUARTERLY TRANSACTION REPORTS

                  a. WHAT INFORMATION MUST BE INCLUDED IN A QUARTERLY TRANSACTION REPORT?

                  Each Access Person must submit a report ("Quarterly
              Transaction Report") containing information about:

                      - every transaction in a Covered Security during the quarter and in which the Access Person had any direct or indirect beneficial ownership and

                      - every account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person.

                  A Quarterly Transaction Report must include the following
              information:

                      -  date of each transaction in a Covered Security

                      -  title of the Covered Security

                      - interest rate and maturity date of the Covered Security, if applicable

                      - number of shares and/or principal amount of the Covered Security

                      -  nature of the transaction

                      - price of the Covered Security at which the transaction was effected

                      - name of the broker, dealer or bank with or through which the transaction was effected

                      - name of the broker, dealer or bank with whom the Access Person established any new account

                      -  date the account was established and

                      - date the Quarterly Transaction Report is submitted by the Access Person

                  If an Access Person is not required to report any information on a Quarterly Transaction Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.
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              b. WHEN MUST AN ACCESS PERSON SUBMIT A QUARTERLY TRANSACTION
                 REPORT?

                  A Quarterly Transaction Report must be submitted to the
              Compliance Officer no later than 10 days after the end of each calendar quarter.

              c. ARE THERE ANY EXCEPTIONS TO THESE REQUIREMENTS?

                        -  EXCEPTIONS FOR CERTAIN SECURITIES AND ACCOUNTS

                      An Access Person does not have to report transactions involving the following securities or accounts:

                           - direct obligations of the government of the United States

                           -  bankers' acceptances

                           -  bank certificates of deposit

                           -  commercial paper

                           - high quality short-term debt instruments including repurchase agreements

                           -  shares issued by open-end Funds

                           - securities held in any account over which the Access Person has no direct or indirect influence or control and

                           - transactions effected for any account over which the Access Person has no direct or indirect influence or control

                      If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

                        -  EXCEPTIONS BASED ON DUPLICATE CONFIRMATIONS

                      In addition, an Access Person does not have to make a Quarterly Transaction Report for a calendar quarter if:

                           -  the report would duplicate information
                           contained in broker trade confirmations or account statements received by the Compliance Officer no later than 10 days after the end of the calendar quarter and

                           - all of the required information is contained in the broker trade confirmations or account statements.

                      If broker trade confirmations do not contain all of the required information, the Access Person must include the missing information in a Quarterly Transaction Report.

                      If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.


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F.                COMPLIANCE OFFICER REVIEWS

         In reviewing transactions, the Compliance Officer will take into account the various exceptions included in this Code. Before making a determination that an Access Person has violated this Code, the Compliance Officer will give the Access Person an opportunity to supply additional information about the transaction in question.


G.                SANCTIONS

         The Board of Directors of the Advisor may impose sanctions on an Access Person for violations of this Code as it deems appropriate. Sanctions could include disgorgement of any profits realized by the Access Person as a result of the violation, a letter of censure or suspension in the Access Person's personnel file, or termination of the employment of the Access Person.


H.                MISCELLANEOUS

         All reports of securities transactions and any other information reported pursuant to this Code will be treated as confidential.

         The Board of Directors of the Advisor may from time to time adopt interpretations of this Code as it deems appropriate.


I.                DEFINITIONS

         "Access Person" means

              -  any director of the Advisor

              -  any officer of the Advisor

              -  any general partner of the Advisor or

              -  any Advisory Person (as defined below) of the Advisor

         "Advisory Person" means

              - any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund

              - any employee of the Advisor (or of any company in a control relationship to the Advisor) whose functions relate to the making of any recommendations with respect to purchases or sales of Covered Securities by a Fund or

              - any natural person in a control relationship with the Advisor who obtains information regarding recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund


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         "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934.

         "Compliance Officer " means any person designated by the Advisor to administer this Code or to review reports required by this Code.

         "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

         "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it does not include:

              -  direct obligations of the government of the United States

              -  bankers' acceptances

              -  bank certificates of deposit

              -  commercial paper

              - high quality short-term debt instruments, including repurchase agreements and

              -  shares issued by open-end Funds

         "Fund" means an investment company registered under the 1940 Act for which the Advisor serves as investment advisor.

         "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment Person" means

              - any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions of duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund or

              - any natural person who controls the Advisor and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund

         "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         "Purchase or sale of Covered Securities" includes, among other things, the writing of an option to purchase or sell Covered Securities.

         "Related Security" means:

              - a security issued by the same issuer that issued the Covered Security

              - a security issued by an issuer under common control with the issuer that issued the Covered Security or

              - a security that gives the holder any contractual right with respect to the Covered Security, including options, warrants or other convertible securities